CONFIDENTIAL TREATMENT REQUESTED

Utah Project
Purchase Agreement









                       OPERATION AND MAINTENANCE AGREEMENT

                                 By and Between



                               COALTECH NO. 1, LP,
                         a Delaware limited partnership

                                       and

                            Covol Technologies, Inc.,
                             a Delaware corporation




                            Dated as of March 7, 1997



* This Exhibit contains confidential material which has been omitted pursuant to a Confidential Treatment Request and replaced by asterisks. The omitted information has been filed separately with the Commission.



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                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I         AGREEMENT; RELATIONSHIP OF THE PARTIES.....................  2

ARTICLE II        DEFINITIONS................................................  3

ARTICLE III       SERVICES................................................... 12
         3.1.     Responsibilities of Operator............................... 12
         3.2.     Personnel Standards........................................ 14
         3.3.     Compliance with Transaction Documents...................... 16
         3.4.     Licenses and Permits....................................... 16
         3.5.     Operating Records And Reports.............................. 17

ARTICLE IV        ITEMS TO BE FURNISHED BY COMPANY........................... 18
         4.1.     General.................................................... 18
         4.2.     Information................................................ 18
         4.3.     Utah Project............................................... 19
         4.4.     Licenses and Permits....................................... 19
         4.5.     Repairs, Maintenance and Capital Improvements.............. 19

ARTICLE V         PROCEDURES, PLANS AND REPORTING; ACCOUNTS.................. 21
         5.1.     Representatives............................................ 21
         5.2.     Expenditures............................................... 22
         5.3.     Reports.................................................... 22
         5.4.     Officers' Certificate...................................... 25
         5.5.     Annual Operational Audit................................... 25
         5.6.     Other Information.......................................... 25
         5.7.     Utah Project Account....................................... 26
         5.8.     Operating Account.......................................... 26
         5.9.     Monthly Draw Procedures; Operator to Act as Paying Agent;
                  Payment of Costs........................................... 27

ARTICLE VI        LIMITATIONS ON AUTHORITY................................... 28
         6.1.     General Limitations........................................ 28
         6.2.     Execution of Documents..................................... 30

ARTICLE VII       COMPENSATION AND PAYMENT................................... 30
         7.1.     Quarterly Fees and Payments................................ 30
         7.2.     Adjustment to Quarterly Fee................................ 31

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         7.3.     Payment of Fees............................................ 31

ARTICLE VIII                 TERM............................................ 32
         8.1.     Term....................................................... 32
         8.2.     Termination by Company for Cause........................... 32
         8.3.     Termination by Operator for Cause.......................... 36
         8.4.     Termination upon Agreement................................. 36
         8.5.     Utah Project Condition at End of Term...................... 37
         8.6.     Termination Payment........................................ 37
         8.7.     Continuation and Cooperation............................... 38
         8.8.     Force Majeure.............................................. 38
         8.9.     Damage or Destruction...................................... 40

ARTICLE IX        INSURANCE.................................................. 41
         9.1.     Company Policies........................................... 41
         9.2.     Operator Policies.......................................... 41
         9.3.     Waiver of Subrogation...................................... 42

ARTICLE X         INDEMNIFICATION............................................ 43
         10.1.    Company's Indemnity........................................ 43
         10.2.    Operator's Indemnity....................................... 44
         10.3.    Contribution............................................... 44

ARTICLE XI        [Intentionally Omitted].................................... 46

ARTICLE XII       DISPUTE RESOLUTION......................................... 46

ARTICLE XIII                 TITLE, DOCUMENTS AND DATA....................... 48
         13.1.    Materials and Equipment.................................... 48
         13.2.    Documents.................................................. 48

ARTICLE XIV                  MISCELLANEOUS PROVISIONS........................ 49
         14.1.    Assignment................................................. 49
         14.2.    Access..................................................... 49
         14.3.    Notices and Other Communications........................... 50
         14.4.    Rights, Duties And Obligations Complete.................... 50
         14.5.    Integration; Amendment..................................... 50
         14.6.    Severability............................................... 50
         14.7.    Governing Law.............................................. 51
         14.8.    Multiple Counterparts...................................... 51
         14.9.    No Third Party Beneficiary Rights.......................... 51
         14.10.   Representations and Warranties............................. 52

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                       OPERATION AND MAINTENANCE AGREEMENT


         This OPERATION AND MAINTENANCE AGREEMENT (hereinafter this "Agreement") is made and entered into March 7, 1997 by and between COALTECH NO 1, LP, a Delaware limited partnership (the "Company"), and COVOL TECHNOLOGIES, INC., a Delaware corporation ("Operator"). Company and Operator may sometimes be referred to in this Agreement individually as a "Party" or collectively as the "Parties."

         WHEREAS Operator and Utah Synfuel #1, Ltd. ("Utah Synfuel") have assigned to the Company ownership of a coal briquetting facility located in Price, Utah pursuant to the Utah Project Purchase Agreement, dated as of March 7, 1997 (as the same may be amended, supplemented or otherwise modified from time to time, the "Purchase Agreement").

         WHEREAS Company wishes to engage Operator for the purpose of operating, managing and maintaining the Utah Project pursuant to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Company and Operator agree as follows:


                                    ARTICLE I

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                     AGREEMENT; RELATIONSHIP OF THE PARTIES

         Company hereby engages Operator as an independent contractor to maintain, manage and operate the Utah Project according to the terms of this Agreement. This Agreement together with the other Transaction Documents (as defined in the Purchase Agreement) contains the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements that governed the subject matter of this Agreement. Nothing in this Agreement or the arrangement for which it is written shall constitute or create a joint venture, partnership, or any other similar arrangement between Company and Operator. Neither Party is authorized to act as agent for the other Party, except as stated in this Agreement.


                                   ARTICLE II
                                   DEFINITIONS

         Unless otherwise required by the context in which any defined term appears, the following defined terms shall have the meanings specified in this
Article II. The singular will include the plural and the masculine will include the feminine and neuter, as the context requires. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.


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         "Agreement" means this Operation and Maintenance  Agreement,  as it may be amended, restated, supplemented or modified from time to time according to the provisions of this Agreement.

         "Annual Operational Audit" has the meaning stated in Section 5.5.

         "Article" means an article of this Agreement, unless specifically stated otherwise.

         "Business Day" means any day other than a Saturday, Sunday, or other day on which banks are closed in Salt Lake City, Utah.

         "Company" has the meaning stated in the Preamble.

         "Company Representative" has the meaning stated in Section 5.1.

         "Costs" means the following costs and expenses incurred by Operator, as agent for the Company, or by Company after the date of this Agreement in the start up, operation, management and maintenance of the Utah Project:

                  (a) the reasonable cost of purchasing or leasing all parts, tools, and equipment, necessary or useful in the performance of the Services;

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                  (b)  the  reasonable  cost  of  maintaining,   repairing   and
         replacing all parts, tools, and equipment, necessary or useful in the performance of the Services;

                  (c) all reasonable costs associated with consultants, subcontractors, auditors and other outside services reasonably necessary for the performance of the Services and the operation of the Utah Project;

                  (d)  the  reasonable  cost  of   purchasing   all   materials,
         consumables, and supplies used or consumed in the performance of the Services;

                  (e) all reasonable costs of modifications, improvements or non-routine repairs;

                  (f) all reasonable costs of utilities provided to the Utah Project or used in connection with the performance of the Services;

                  (g) the reasonable cost of all insurance maintained by the Company and Operator with respect to the Utah Project;

                  (h) the reasonable cost, including an allocable portion of Operator's overhead, of maintaining accounting books, records and data with respect to the Utah Project;


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                  (i) the  reasonable  wages of employees  and costs of training and benefits, if any, of the Operator directly engaged in the operation of the Utah Project, allocated on the basis of the time such employees performed Services hereunder as reflected in the timekeeping records of the Operator;

                  (j) all ad valorem taxes imposed by any political or taxing subdivision thereof with respect to the Utah Project or any equipment owned or leased by Company and used in connection therewith;

                  (k) rents for real estate or equipment payable under the Sublease or otherwise;

                  (l) Expenditures which are in replacement of equipment or leasehold improvements originally a part of the Utah Project or additions to the Utah project shall be included in Costs hereunder if such expenditure is less than Ten Thousand Dollars ($10,000) for each single item it being understood and agreed that each single item in excess of Ten Thousand Dollars ($10,000) which is not in replacement shall be treated as a capital item. Further, the sum of Eighty Five Thousand Dollars ($85,000) per annum shall be set aside in a separate fund (the "Fund") from the cash flow of the operations (or contributed by the Company if such cash flow is inadequate) and shall, irrespective of customary accounting treatment, be included as Costs hereunder; provided however at no time shall the aggregate in the Fund be more


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         than  Three  Hundred  Forty  Thousand Dollars ($340,000) and the annual payments into the Fund shall not exceed the lesser of Eighty Five Thousand Dollars ($85,000) or the amount necessary to bring the Fund to Three Hundred orty Thousand Dollars ($340,000). The Fund shall be utilized to pay for replacements consisting of single items in excess
         of  Ten   Thousand   Dollars   ($10,000)   of  equipment  or  leasehold
         improvements originally a part of the Utah Project. Any balance in the Fund at the termination or expiration of the Agreement shall be paid to the Company;

                  (m) the reasonable costs of obtaining and/or maintaining any necessary permits, approval, or consents in connection with the Services; and

                  (n) the reasonable costs incurred in connection with the testing required under Section 3.1(i).

         All Services performed by Affiliates or Related Persons of the Operator on behalf of the Operator shall be invoiced at rates and total charges no higher than those charged in arms length bargaining between unaffiliated parties, and the Company reserves the right to cause the Operator to discontinue on the demand of the Company the subcontracting of Services to Affiliates or Related Persons of the Operator. Any items specifically agreed to by the parties shall be presumed to be reasonable.


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         It is the intention of the Parties that all costs  incurred by Operator or any of its Affiliates or Related Persons in providing services under this Agreement are not, except as expressly set forth herein and those reasonable expenses incurred directly for operation and maintenance of the Utah Project in accordance with this Agreement, intended to be Costs hereunder.

         "CPI" means the Consumer Price Index for Urban Wage Earners and Clerical Workers (CPI-W) south urban size class C, not seasonally adjusted, as published by the United States Department of Labor, Bureau of Labor Statistics (or if such index is no longer published, an equivalent index mutually agreed to by the Parties).

         "Day" or "days" shall mean a calendar day or days.

         "Disposal Fee" has the meaning described in Article VII.

         "General Contractor" means Lockwood Greene or one of its subsidiaries.

         "Housekeeping Standards" means normal and customary industry standards for industrial facilities similar to the Utah Project for cleanliness, neatness and the like.

         "1986 Code" means the Internal Revenue Code of 1986, as amended.


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         "Non-Recourse Persons" has the meaning stated in Article XI.

         "Operating Account" has the meaning stated in Section 5.8.

         "Operating Year" means each calendar year commencing on January 1, 1997 through the end of the term of this Agreement.

         "Operations and Maintenance Procedures Manual" means the manual prepared by Operator providing operations and maintenance procedures (which are in all respects consistent with manufacturer and General Contractor operation and maintenance procedures), a copy of which is attached hereto as Schedule B. These procedures include information regarding:

                  (a) equipment operating procedures;

                  (b) maintenance programs;

                  (c) safety and OSHA programs;

                  (d) environmental compliance and mitigation programs;


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                  (e) programs  for  complying   with   reporting   requirements
         contained in this Agreement;

                  (f) license and permit operating and reporting requirements;

                  (g) standards applied to determine the caloric content of coal product produced by the Utah Project satisfies the chemical conditions of IRS Private Letter Rulings No. 9549025 and No. 9701041 dated September 8, 1995 and October 4, 1996, respectively in order to constitute "qualified fuels" pursuant to the terms of Section 29(c)(1)(C) of the 1986 Internal Revenue Code; and

                  (h) other regulatory reporting requirements.

         "Operator" has the meaning stated in the Preamble.

         "Operator Representative" has the meaning stated in Section 5.1.

         "Parties" means the Company and the Operator.

         "Party" means the Company or the Operator.


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         "Quarterly Fee" has the meaning described in Article VII.

         "Regulatory Fines" means any final, nonappealable environmental or regulatory fine imposed by any Governmental Entity which (i) either (A) relates to Operator's operation of the Utah Project or (B) arises by reason of Operator's conduct and (ii) is levied against Company or Operator.

         "Revenues" means, for any designated period, the gross revenues received by Company for that designated period from all sales of coal briquettes produced by the Utah Project.

         "Section" means a section of this Agreement, unless specifically stated otherwise.

         "Services" means the services to be rendered by the Operator under this Agreement.

         "Supply and Purchase Contract" means the Supply and Purchase Agreement for the Supply of Coal Fines and the Purchase of Coal Products by and among the Company, Operator and Utah Synfuel.

         "Utah Project" has the meaning stated in the Preamble.

         "Utah Project Account" has the meaning stated in Section 5.7.

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                                   ARTICLE III
                                    SERVICES

         3.1.       Responsibilities of Operator.  Operator shall:

                  (a) operate and maintain the Utah Project in a clean, safe and efficient manner, consistent with Housekeeping Standards, the operating and maintenance manuals for the Utah Project, all manufacturer's warranties, the Operation and Maintenance Procedures Manual and all applicable laws, regulations, codes, permits, licenses, and standards and in compliance with loss prevention recommendations of the Utah Project's property insurer;

                  (b) perform the Services in all material respects in an efficient manner and in accordance with the Transaction Documents and this Agreement;

                  (c) perform the Services in a manner seeking to maximize Revenues and minimize expenditures and notify the Company at any time that Operator reasonably anticipates that annual expenses could reasonably be expected to have a material adverse effect on the operating cash flows of the Utah Project;


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                  (d) except as otherwise  specified in this  Agreement,  obtain all licenses, permits and approvals required to allow Operator to do business in the jurisdictions where the Services are to be performed;

                  (e)  use  generally  accepted  practices  (including  accepted
         practices   regarding  the  safety  of  personnel  and  equipment)  and technology with the objective of protecting workers, maximizing Company's economic returns and preserving the useful life of the Utah Project, while satisfying the chemical change conditions of IRS Private Letter Rulings No. 9549025 and No. 9701041 dated September 8, 1995 and October 4, 1996, respectively in order to constitute "qualified fuels" pursuant to the terms of Section 29(c)(1)(C) of the 1986 Internal Revenue Code;

                  (f) furnish to Company information relating to the Utah Project requested by Company;

                  (g) operate the Utah Project in material compliance with its permits and Hazardous Materials Laws and report to the Company immediately any violations of Hazardous Materials Laws or the existence of any conditions known to it that may lead to such violation;


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                  (h) minimize  the  occurrence  of lost time events;  provided, however, that Operator shall make a diligent effort to have no down time events; and
                  (i) cause monthly testing of the Briquettes by a reputable independent third party to determine the occurrence of a chemical change satisfying the chemical change conditions of IRS Private Letter Rulings No. 9549025 and No. 9701041 dated September 8, 1995 and October 4, 1996, respectively in order to constitute "qualified fuels" pursuant to the terms of Section 29(c)(1)(C) of the 1986 Internal Revenue Code.

         3.2. Personnel Standards. Operator shall employ and train, as required, all labor and professional, supervisory, and managerial personnel necessary to perform the Services. Such personnel shall be qualified to perform the duties to which they are assigned. All individuals employed by Operator to assist in the performance of the Services shall, to the extent reasonably practicable, be employees of Operator or its Affiliates. Operator may, in its discretion, appoint subcontractors to perform Services. No appointment of subcontractors pursuant to the immediately preceding sentence will relieve Operator of any of its duties, liabilities or obligations under this Agreement. Operator shall comply with all applicable federal, state and local labor and employment laws including, without limitation, federal OSHA and similar state and local laws, rules, ordinances and regulations, and shall exercise control over labor relations in a reasonable manner consistent with the intent and purpose of this Agreement. Operator will have sole authority, control, and responsibility with respect to labor matters in connection with the performance of the Services and shall seek to maintain good relations with employees.

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Notwithstanding the foregoing, Operator acknowledges and agrees that it does not have the authority to enter into any contracts or collective bargaining agreements with respect to labor matters which purport to obligate Company as owner or successor, and Operator shall seek the advice of Company in the event it is notified of any effort to establish collective bargaining or labor representation at the Utah Project. The Company shall not be required to employ any personnel to assist in performing the Services.

         3.3. Compliance with Transaction Documents. Operator acknowledges that it has reviewed the Transaction Documents and in addition to its other obligations hereunder shall abide by all terms of the Transaction Documents applicable to the operation and maintenance of the Utah Project while performing the Services.

         3.4. Licenses and Permits. In connection with the operation and maintenance of the Utah Project, Operator shall:

                  (a) comply  with  all  federal,   state  and  local  laws  and
         regulations containing or establishing compliance requirements for the Utah Project;

                  (b) secure and comply with, and thereafter maintain, as appropriate, all permits, licenses and approvals (and renewals of the same) necessary to perform the Services,

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         including  those  relating to water and sewer use,  chemicals and waste
         (including Hazardous Materials) storage and disposal, and emissions testing and safety;

                  (c) initiate and maintain procedures necessary to comply with applicable provisions of all federal, state and local laws, codes, permits, licenses, regulations, ordinances or other requirements, including Hazardous Materials Laws; and

                  (d) prepare and deliver to the applicable Governmental Entity all reports required by the permits for the Utah Project; provided, however, that Operator shall not be deemed in violation of Section 3.4(a) or (b) above unless an event of noncompliance is not remedied or a plan for remediation has not been accepted by the relevant government agency within thirty (30) days of the occurrence of such event.

         3.5. Operating Records And Reports. Operator shall maintain operating logs, records, reports (documenting the operation and maintenance of the Utah Project), consistent with industry standards and as required to operate and maintain the Utah Project and sufficient to comply in all material respects with any recordkeeping requirements of Section 29 of the Code including but not limited to results of independent third party testing evidencing the chemical change satisfying the chemical change conditions of IRS Private Letter Rulings No. 9549025 and No. 9701041 dated September 8, 1995 and October 4, 1996, respectively in order to constitute "qualified fuels" pursuant to the terms of


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Section  29(c)(1)(C) of the 1986 Internal Revenue Code. Company shall have title to the originals of such  operating  logs,  records and reports,  as provided in
Section 13.2 and shall have the right at any time to obtain the originals, or if acceptable to Company, a photocopy of all of same.


                                   ARTICLE IV
                        ITEMS TO BE FURNISHED BY COMPANY

         4.1. General. Company shall furnish to Operator, at Company's expense, the information, services, materials and other items described below in this Article IV. All such items shall be made available at the times and in the manner reasonably required for the expeditious and orderly performance of the Services by Operator.

         4.2. Information. Company shall provide in a timely manner any technical, operational, and other information relating to the Utah Project reasonably available to Company and necessary for the performance of the Services, if any. Operator will maintain the confidentiality of all information prepared by the Company and, with respect to information prepared by Operator relating to the Utah Project, all financial, sales and production information, which in each case is marked or is indicated to be confidential; provided, however, that such agreement to maintain the confidentiality of information shall be inoperative as to particular information if such information (i)


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becomes  generally  available  to the  public  other  than  as a  result  of any unauthorized disclosure by Operator or an Affiliate thereof or their respective agents, advisors or representatives, (ii) was available to Operator on a non-confidential basis prior to its disclosure to Operator by Company or its agents, advisors or representatives, or (iii) was or becomes available to Operator on a non-confidential basis from a source other than Company or its agents, advisors or representatives when such source was or is entitled to make the disclosure to Operator. The Company acknowledges that the Operator and its affiliates may use any such information in its planning, construction and operation of other iron and coal briquetting facilities, including but not limited to coal, iron and coke briquetting facilities.

         4.3. Utah Project. On the date of this Agreement, Company shall transfer complete operating control of the Utah Project to Operator.

         4.4. Licenses and Permits. Company shall cooperate with Operator in securing all licenses, permits and approvals necessary for the operation of the Utah Project.

         4.5. Repairs, Maintenance and Capital Improvements. The cost of all necessary modification or improvement of the Utah Project and all non-routine repairs, maintenance and capital improvements for the Utah Project shall be paid by the Company in accordance with this Agreement. Company shall cause to be installed those items set forth in Schedule 4.5A and Operator shall cooperate with Company in coordinating its Services to facilitate the expeditious completion thereof. If Operator determines that non-routine repairs or capital


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improvements are necessary, Operator shall notify Company in writing of the need for any such repairs, maintenance or the need for additions or replacement or overhaul of capital improvements, make written recommendations and assist Company in effectuating the required work. Operator shall cause the Company to at all times maintain a reasonable spare parts inventory as described on
Schedule 4.5B attached hereto. The initial spare parts inventory the cost of which shall not exceed $135,000.00 shall be paid for by the Company by depositing of such amount in the Operating Account on which Operator shall draw checks in payment of vendor invoices therefor.


                                    ARTICLE V
                    PROCEDURES, PLANS AND REPORTING; ACCOUNTS

         5.1.     Representatives.

                  (a) Operator Representative. Operator shall appoint an individual representative ("Operator Representative") coincident with the execution of this Agreement, who shall be authorized to act for Operator on all matters concerning this Agreement and the Services. Operator shall be bound by the written communications, directions, requests, and decisions made by the Operator Representative. Operator shall notify Company in writing in advance of employment of the Operator Representative, informing the Company of his identity and his qualifications to operate the Utah Project. Until

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         Company  receives  notice of removal  of  Operator  Representative  and appointment  of a new  Operator  Representative,  Company may treat the
         appointed   Operator   Representative   as  the   authorized   Operator
         Representative.

                  (b) Company Representative. Company shall appoint an individual representative ("Company Representative") coincident with the execution of this Agreement, who shall be authorized to act for
         Company on all matters concerning this Agreement and the Services. Company shall be bound by the written communications, directions, requests, and decisions made by the Company Representative. Company shall notify Operator in writing in advance of employment of the Company Representative, informing the Operator of his identity. Until Operator receives notice of removal of Company Representative and appointment of a new Company Representative, Operator may treat the appointed Company Representative as the authorized Company Representative.

         5.2. Expenditures. Expenditures not in the ordinary course of business and which exceed Eighty Five Thousand Dollars ($85,000.00) shall not be incurred by Operator except after consultation with the Company.

         5.3. Reports. Operator shall furnish or cause to be furnished to Company the following reports, in form and substance reasonably acceptable to Company, concerning the operations of the Utah Project.

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                  (a) Monthly and  Quarterly  Reports.  Within  fifteen (15) and thirty (30) days after the end of each calendar month and each calendar quarter, respectively, Operator shall submit to Company an operations and financial report, in reasonable detail, covering operations and maintenance conducted during such calendar month and calendar quarter, respectively, as well as the results of the testimony provided for in
         Section 3.1(i) hereof.

                  (b) Interim Reporting. Promptly following an executive officer of Operator obtaining knowledge thereof, Operator will notify Company, in writing, of:

                               (i)  any   litigation  or  any  material  claims,
                  disputes or actions, threatened or filed, concerning the Utah Project or the Services;

                               (ii) any  refusal of any  Governmental  Entity or
                  third party to grant, renew, or extend any license, permit, approval, authorization or consent;

                               (iii)any    significant    dispute    with    any
                  Governmental Entity;

                               (iv) any material damage to or destruction of the
                  Utah Project;

                               (v) death or serious injury to any employee or other person at the Utah Project;

                               (vi) any material production disruptions at the Utah Project;

                               (vii) any material equipment failure at the Utah Project;

                               (viii) three  (3)  successive  days of production
                  which is fifty percent (50%) or less than targeted levels;

                               (ix) any release or threatened release of any Hazardous Materials the release or threatened release of which would violate applicable law (including Hazardous Materials
                  Laws) or any permit maintained by Company or Operator in connection with the Utah Project or subject the Company or Operator to any Hazardous Materials Claims;

                               (x) knowledge of events leading to failure to comply with Section 29 of the 1986 Code; and

                               (xi) any decrease in BTU content below 9600 BTU's per pound or any material diminution in product quality.

                  (c) Annual financial statements of Coaltech accompanied by the unqualified opinion of a certified public accountant.

         5.4. Officers' Certificate. In connection with the delivery of the annual and quarterly reports by Operator as provided in Sections 5.2 and 5.3, Operator shall deliver a letter addressed to Company signed by the chief financial officer of Operator, certifying as to whether any condition, act or event has occurred and is continuing which constitutes a violation, breach or default under this Agreement or any other Transaction Document, to his or her best knowledge and belief after due inquiry.

         5.5. Annual Operational Audit. At the Company's option, Company at its expense may annually conduct an operational audit of the operations of the Utah Project and of the Operator's performance under this Agreement (the "Annual Operational Audit"). Generally, such audit shall review operating, accounting, safety, and personnel matters related to the Utah Project and Operator's compliance with, and level of performance under this Agreement.

         5.6. Other Information. Operator shall promptly submit to Company any material information concerning new or significant aspects of the operations of the Utah Project and, upon Company's reasonable request, shall promptly submit any other information concerning the Utah Project or the Services. Operator shall permit representatives of the Company to have full access to the records relating to the Utah Project during normal business hours and after reasonable notice. Any review of such records shall be conducted in such a manner as to cause minimum interference with Operator's activities.

         5.7. Utah Project Account. Company has established and will maintain separate records with respect to all Revenues received by Company or Operator with respect to the Utah Project. All Revenues received by the Company or Operator with respect to the Utah Project will be deposited in a bank account designated by the Company (the "Utah Project Account").


         5.8. Operating Account. Company has established and will maintain a bank account (the "Operating Account") from which the payment of Costs and the Quarterly Fee will be made. Subject to such reasonable controls as Company and Operator mutually agree, the Operator Representative and any other party designated by the Operator Representative shall have the authority to sign checks and make payments from the Operating Account, so long as such payments are made in accordance with Section 5.9. The Operating Account shall be funded and maintained in accordance with Section 5.9.

         5.9. Monthly Draw Procedures; Operator to Act as Paying Agent; Payment of Costs. On or before the twentieth day of each month after the execution of this Agreement, Operator shall submit to the Company a monthly draw request to pay (i) Costs expended and not previously reimbursed, (ii) invoiced amounts due and payable and (iii) budgeted and other Costs anticipated to become payable prior to the next following monthly draw, including the payment of any Quarterly Fee then payable to Operator. Operator shall act as the paying agent of Company. As paying agent, Operator shall receive, examine, and approve of all invoices for costs relating to the operation and maintenance of the Utah Project. If Operator determines that amounts shown on these invoices are Costs and that these amounts are then due and payable (or will become due and payable prior to the next payment of funds by Company to Operator), Operator will submit such invoices in the next monthly draw request and prepare checks for and make payment of these amounts from the Operating Account.

         Each draw request shall provide a reconciliation of the estimated expenditures set forth in the previous month's draw request with actual expenditures, and any unexpended funds shall be a credit against the current draw request. With each monthly draw request, Operator shall certify to Company that all Costs for which Company has previously furnished funds for payment pursuant to this Section 5.9 have been paid to the appropriate parties or, if any such costs are not then due, a statement to that effect.

         Company shall deposit current funds into the Operating Account from the Utah Project Account in the amount of the draw request (less any items improperly billed or requested) on or before the first Business Day of the next following month. Upon deposit of funds into the Operating Account from the Utah Project Account, Operator shall forward the appropriate checks to the appropriate parties.

                                   ARTICLE VI
                            LIMITATIONS ON AUTHORITY

         6.1. General Limitations. Operator is not empowered to take the following actions unless it has received the prior written approval of Company or except in the ordinary and normal course of business:

                  (a) Disposition of Assets. The sale, lease, pledge, mortgage, conveyance, license, exchange or other transfer or disposition of any property or assets of Company, including any tangible personal property acquired by Operator under this Agreement, except for cash expenditures under Section 5.9, and the consumption of supplies or the sale of product in the ordinary course of business.

                  (b) Contracting. Making, entering into, executing, amending, waiving any rights under, modifying or supplementing any contract or agreement on behalf of, binding upon, or in the name of Company, except for contracts relating to Costs to be incurred or expenditures provided for herein.

                  (c)  Lawsuits and  Settlements.  The  settling,  compromising, assigning, pledging, transferring, releasing, or consenting to the same, of any claim, suit, debt, demand or judgment against or due by, Company or Operator on behalf of Company, or submitting any such material claim, dispute or controversy to arbitration or judicial process, or stipulating to a judgement, or consent to do the same, to the extent that such action by Operator could reasonably be expected to have a material adverse effect on the operation and maintenance of the Utah Project. Operator agrees that Company shall retain control of any such claim, suit, debt, or demand and any other litigation regarding the Utah Project, except as to Operator's individual liability.

                  (d) Transactions on Behalf of Company. Engaging in any other transaction on behalf of Company other than as specifically set forth in this Agreement.

                  (e) Governmental Licenses or Permits. Agreeing to waive compliance with any governmental license or permit or agreeing to any penalty for violation of any governmental license or permit which waiver or penalty has or could reasonably be expected to have a material adverse effect on the operations or maintenance of the Utah Project.

         6.2. Execution of Documents. Any agreement, contract, notice, approval, or other document which is permitted under this Agreement to be executed by Operator for Company shall be executed by the Operator Representative, or by an individual or individuals appointed in writing by the Operator Representative, which appointment shall be approved in writing by

                                           **** Confidential Treatment Requested

Company, not to be unreasonably withheld or delayed. No other employee, representative or agent of Operator shall have signature authority for purposes of binding Company pursuant to this Agreement.


                                   ARTICLE VII
                            COMPENSATION AND PAYMENT

         7.1. Quarterly Fees and Payments. As set forth below, as compensation to Operator for performance of the Services, Company is required to pay Operator a Quarterly Fee equal to **** for each calendar quarter during the term of this Agreement (the "Quarterly Fee"). On each anniversary date, commencing with the first anniversary of this Agreement, the amount of the Quarterly Fee shall be adjusted proportionately with the relative change between (y) the "inflation adjustment factor" (as set forth in Section 29(d)(2) of the 1986 Code) calculated for the immediately preceding year and (z) the "inflation adjustment factor" calculated for the penultimate year.

         7.2. Adjustment to Quarterly Fee. The Quarterly Fee is based on the sale of 360,000 tons of coal briquettes per year (the "Estimated Output"). To the extent that more or less than one-quarter of Estimated Output is sold in any calendar quarter, the Quarterly Fee payable with respect to that calendar quarter, will be increased or decreased by the product of (a) **** (to

                                           **** Confidential Treatment Requested

be adjusted annually as described in Section 7.1 above) multiplied by (b) the difference between the number of tons of coal briquettes sold in that calendar quarter and ****.

         7.3. Payment of Fees. The Company shall deposit current funds into the Operating Account from the Utah Project Account in the amount of the Quarterly Fee for the immediately preceding quarter on or before each January 31, April 30, July 31, and October 31. The initial payment will be prorated so that it is payment for only the days from the date of this Agreement to the end of the quarter in which this Agreement is executed.


                                  ARTICLE VIII
                                      TERM

         8.1. Term. The Term of this Agreement begins on the date of execution and delivery of this Agreement and will continue (unless terminated according to the terms and conditions of this Agreement) until January 1, 2008 and may thereafter be extended upon six (6) months prior written notice by Company on the same terms and conditions for such additional periods of time during which credits are available under Section 29 of the Code.

         8.2. Termination by Company for Cause. Company may terminate this Agreement for cause upon ninety (90) days prior written notice to Operator:

                  (a) if Operator violates or allows a violation of any law, statute, regulation, rule, ordinance, permit, license or regulatory order of any governmental agency, applicable to the Services or the Utah Project, which violation is continuing and has or could reasonably be expected to have a material adverse effect on the operations or maintenance of the Utah Project, and Operator does not cure such violation within thirty (30) days of an executive officer of the Operator acquiring knowledge of such violation (or, in the event such violation is curable and the delay does not, and could not reasonably be expected to, have a material adverse effect on the operations or maintenance of the Utah Project, within such period of time as is reasonably necessary to accomplish such cure, if it cannot be reasonably accomplished in the thirty (30) day period and Operator diligently commences and continues such cure in such period);

                  (b) if Operator fails to perform the Services according to the requirements of this Agreement, and Operator does not cure such failure within thirty (30) days from the date of receipt of a notice from Company to Operator demanding cure (or, in the event such failure is curable and the delay does not, and could not reasonably be expected to, have a material adverse effect on the operations or maintenance of the Utah Project, within such period of time as is reasonably necessary to cure such failure, if it cannot be reasonably cured in said thirty
         (30) day period and Operator diligently commences and continues such cure in such period);

                  (c)  if Operator shall:

                               (i) become insolvent or generally fail to pay, or
                  admit in writing its inability or unwillingness to pay, debts as they become due;

                               (ii) apply for,  consent to, or acquiesce in, the
                  appointment of a trustee, receiver, sequestrator or other custodian for it or any of its property, or make a general assignment for the benefit of creditors;

                               (iii) in the absence of such application, consent
                  or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for it or a substantial portion of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days;

                               (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of it, and, if any such case or proceeding is not-commenced by it, such case or proceeding shall be consented to or acquiesced in by it or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed;

                               (v) take any corporate action authorizing, or in furtherance of, any of the foregoing; or

                               (vi) permit or suffer to exist a violation, default or breach under any agreement, document or instrument, including the Transaction Documents, to which Operator or its affiliates is a party, the consequences of which could reasonably be expected to have a material adverse effect on the operations or maintenance of the Utah Project, and Operator does not cure such violation, default or breach within (A) thirty (30) days of notice of such violation, default or breach.

                  (d)  if  either  the  Repurchase   Option   Agreement  or  the
         Abandonment Option Agreement is exercised or if the Supply and Purchase Contract is terminated for any reason.

         8.3. Termination by Operator for Cause. Operator may terminate this Agreement for cause upon ninety (90) days prior written notice to Company:

                  (a) if Company fails to perform in a timely manner any material obligation required to be performed by Company by this Agreement and does not cure or cause to be cured the failure within thirty (30) days of the date of receipt of a notice from Operator to Company demanding such cure (or, in the event such failure is curable and the delay does not, and could not reasonably be expected to, have a material adverse effect on the operations or maintenance of the Utah Project, within such period of time as is reasonably necessary to accomplish such cure, if it cannot be reasonably accomplished in the thirty (30) day period and Company diligently commences and continues such cure in such period); or

                  (b) if the Supply and Purchase Contract is terminated for any reason.

         8.4. Termination upon Agreement. This Agreement may be terminated at any time, without cause, upon mutual written agreement of the Parties.

         8.5. Utah Project Condition at End of Term. Upon expiration or termination of this Agreement, Operator shall remove its personnel from the Utah Project and leave the Utah Project in a broom-clean condition. Operator shall not be responsible for normal wear and tear. All special tools, improvements, inventory of supplies, spare parts, safety equipment, operating and maintenance manuals, including the original copies of the records and documents of the Utah Project pursuant to Section 13.2, and the Operations and Maintenance Procedures

Manual and any other items for which Company paid  Operator  pursuant to Section
5.9 will become or remain the property of Company without additional charge. Company will also have the right, in its sole discretion, to directly assume and become liable for any contracts or obligations that Operator may have undertaken with third parties in connection with the Services, and Operator, shall execute all documents and take all other reasonable steps requested by Company which may be required to assign to and vest in Company all rights, benefits, interests and title in connection with such contracts or obligations.

         8.6. Termination Payment. Subject to Article XI, in the event of a termination of this Agreement by either party for cause, such terminating party shall be entitled to recover any damages, fines or penalties it suffers or incurs as a result of such breach or violation. The Quarterly Fee shall be prorated to the date of Termination of this Agreement on the basis of tons of product produced in any partial final calendar quarter in the event that this Agreement is terminated for any reason.

         8.7. Continuation and Cooperation. Operator shall cooperate fully with Company and any new Operator appointed by Company during the transition period from a termination notice given hereunder and the termination of this Agreement, including training any new Operator appointed by the Company. All reasonable out-of-pocket expenses incurred in this regard will be reimbursed to Operator upon the final termination date. Operator shall also continue performing its duties hereunder after the termination date and until a new Operator assumes its duties to operate the Utah Project; provided, however, that Operator first receives adequate assurances of payment from the Company that its fees will be paid through such period.

         8.8. Force Majeure. "Force Majeure" as used herein shall mean a cause reasonably beyond the control of Operator which, wholly or in substantial part, prevents the performance of the Services. Examples (without limitation) of force majeure are the following: acts of God; acts of the public enemy; insurrections; riots, strikes; labor disputes; work stoppages; fires; explosions; floods; electric power failures, breakdowns of or damage to generating or preparation plants; interruptions to or contingencies of transportation, including (but not limited to) force majeure as defined in the applicable tariff rail contract; embargoes; and orders or acts of civil or military authority (including, without limitation, a city or county ordinance, an act of a state legislature, or an act of the United States Congress); provided, however, for the purposes of this Agreement, force majeure shall not include, and neither party hereto shall be excused from performance because of, the development or existence of economic conditions which may adversely affect the anticipated profitability of such party's activities hereunder, acts or omissions of such party which constitute mismanagement or fraud on the part of such party, or reduced productivity of labor employed by such party in its activity hereunder.

         If, because of a Force Majeure, Operator is unable to carry out its obligations under this Agreement, and if Operator gives the Company notice of such force majeure, the obligations and liabilities of Operator and the corresponding obligations of the Company shall be suspended to the extent made necessary by and during the continuance of such force majeure; provided, however, that the disabling effects of such force majeure shall be eliminated as soon as and to the extent possible (except that either party may settle any of its own labor disputes, strikes, or terminate any of its own lockouts in its sole discretion).

         It is agreed that in the event that any valid act, law, ordinance, rule or regulation of a municipality, county, state or the United States government, or final judicial decision, judgment or order, is adopted or passed after January 1, 1997, which prohibits performance of the Services, then the existence and implementation of such act, law, ordinance, rule, regulation, decision, judgment or order shall constitute an event of permanent force majeure whereupon this Agreement may be terminated by the party so affected upon notice to the other party.

         Section 8.9. Damage or Destruction. In the event that any part of the Utah Project is damaged or destroyed, outside the scope of ordinary wear and tear, the Company shall cause such damage or destruction to be repaired or rebuilt within a reasonable period. In the event that such damage or destruction makes the Utah Project inoperable or reduces the production capacity of the Utah Project to a level that Operator reasonably deems to be inefficient for further production, then Operator shall be released from its obligations to perform the Services and the Company shall be released from its obligation to pay the Quarterly Fee until such time as the damage is repaired or the Utah Project is rebuilt. Operator shall cooperate with and assist the Company to effect the repair or rebuilding of the Utah Project, provided that Operator is reimbursed by the Company for its reasonable costs in providing that cooperation and assistance.


                                   ARTICLE IX
                                    INSURANCE

         9.1. Company Policies. Company shall obtain, maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to the Utah Project with respect to the Utah Project. All policies of insurance shall be in form and with insurers recognized as adequate by prudent business persons.

         9.2. Operator Policies. Operator shall obtain, on its own behalf, and keep in force during the term of this Agreement, at least the following types and amounts of insurance:
         (a) Comprehensive General Liability Insurance policy including per occurrence blanket Contractual Liability Insurance with limits of at least $1,000,000.00
         (b) Auto Liability Insurance for any autos owned, leased or hired and used in the performance of this agreement with limits of at least $1,000,000.00 per occurrence
         (c) Worker's Compensation Insurance in compliance with Utah law with respect to Operator's employees employed at the Utah

                  Project and naming Coaltech No.l 1 L.P. and its partners as alternate employers under Operator's Worker's Compensation policy.
         (d) Employers' Liability Insurance with limits of at least $100,000 per occurrence. Operator shall insure that each subcontractor also meets these minimum insurance requirements. Operator has delivered to the Company a certificate of insurance evidencing the existence of such insurance and, upon request, the original or certified copy of each policy of insurance, an evidence of payment of all premiums therefor. The certificate of insurance shall provide that the insurance may not be canceled without thirty (30) days prior written notice to the Company.

         9.3. Waiver of Subrogation. All insurance policies maintained by the Parties, pursuant to Article IX, shall expressly waive any right on the part of any insurer to assert any claims against the other Party. The Parties agree that all policies will include such waiver clause or endorsement, and each Party waives any claims against the other Party for perils to be insured against by such insurance policies, including any deductible amounts.


                                    ARTICLE X
                                 INDEMNIFICATION

         10.1. Company's Indemnity. Company shall defend, indemnify and hold harmless Operator (including its officers, directors, employees, agents, contractors, and partners, and the respective officers, directors, employees, agents, or contractors of said partners) from and against any and all liability (including third party liabilities), claims, injuries (including death resulting from injuries), property damage, fine, penalty or assessment by any public agency (insofar as not prohibited by law), cost or expense (including costs of defense, settlement and reasonable attorneys' fees), which (i) are directly or indirectly caused solely by an act or omission (if it is required to act) of Company, its agents, employees or contractors (other than Operator) associated with, or arising from Company's performance or nonperformance of its obligations under this Agreement, or (ii) are caused jointly by any such act or omission (if it is required to act) by Company, its agents, employees or contractors (other than Operator) and any such act or omission (if it is required to act) by any third party or parties (other than the agents, employees or contractors (other than Operator) of Company), but only to the extent of the fault of Company, its agents, employees or contractors (other than Operator) relative to the fault of the Operator or such third party or parties.

         10.2. Operator's Indemnity. Operator shall defend, indemnify and hold harmless Company (including its officers, directors, employees, agents, contractors, and partners, and the respective officers, directors, employees, agents, or contractors of said partners) from and against any and all liabilities (including third party liabilities relating to the Utah Project), claims, injuries (including death resulting from injuries), property damage, fine, penalty or assessment by any public agency (insofar as not prohibited by law), cost or expense (including costs of defense, settlement and reasonable attorneys' fees), which (i) are directly or indirectly caused solely by any act or omission (if it is required to act) of Operator, its officers, directors, employees, agents, contractors, or partners or the respective officers, directors, employees, agents, or contractors of said partners associated with, or arising from Operator's performance or nonperformance of its obligations under, this Agreement, or (ii) are caused jointly by any such act or omission (if it is required to act) by Operator, its officers, directors, employees, agents, or contractors and any such act or omission by any third party or parties (other than the officers, directors, employees, agents or contractors of Operator), but only to the extent of the fault of Operator, its agents, employees or contractors relative to the fault of such third party or parties.

         10.3. Contribution. Where acts or omissions of the nature referred to in Sections 10.1 and 10.2 by both Company and Operator (including their respective officers, directors, employees, agents, contractors or partners or the respective officers, directors, employees, agents, or contractors of said partners) have caused any liabilities, damages, fines, penalties, costs, claims, demands and expenses, whether or not a third party's acts or omissions also were causal, Company and Operator shall contribute to their common liability (including attorneys' fees and defense costs) a pro rata share based upon the relative degree of fault of each. In such a case, the Parties shall share all costs equally (including attorneys' fees and other costs of defense, if the Parties choose common counsel; but if either Party selects its own counsel, that Party shall bear its own attorneys' fees and cost of defense, subject to reimbursement by the other Party pursuant to the last sentence of this Section)


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until (i) there is a final court judgment  allocating fault between the Parties, or (ii) the Parties agree to such an allocation. If neither of the circumstances specified in clauses (i) or (ii) of the immediately preceding sentence occurs within one (1) year of the date on which Company or Operator first incurs such costs (or within such other period to which the Parties agree in writing), then either Party may require submission of the issue of allocation to arbitration pursuant to Article XII. If it is determined that one Party (the "Receiving Party") has paid a disproportionate amount of costs, the other Party shall reimburse the Receiving Party for the amount of costs (including costs of defense and attorneys' fees for either common counsel or individual counsel) paid by the Receiving Party which exceeds the Receiving Party's allocation. The Parties shall share the cost of any arbitration and any future costs according to the allocation.

                                   ARTICLE XI

                             [Intentionally Omitted]

                                   ARTICLE XII
                               DISPUTE RESOLUTION

         If a controversy, claim or dispute arising out of or relating to this Agreement or the breach of this Agreement occurs, the Parties shall meet and exert reasonable efforts to reach an amicable settlement. Failing agreement, Operator and Company agree to submit the matter

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






under dispute to arbitration under the Rules and Procedures of the American Arbitration Association by a panel of three arbitrators. A Party desiring arbitration may select one arbitrator and shall then notify the other Party in writing of the identity of the arbitrator. The second Party shall then, within ten (10) days, notify the first Party of the identity of the second Party's arbitrator. The two arbitrators shall pick the third arbitrator. All arbitrators selected under this Article XII shall have experience in the operation of coal production facilities. The decision of the arbitrators shall be final and binding upon the Parties. The expenses of such arbitration, excluding attorneys' fees, shall be equally divided among the Parties, and may be enforced in any court having jurisdiction over the Party against which enforcement is sought. The arbitration shall be held in Salt Lake City, Utah, or any other place as the Parties may mutually agree upon. The arbitrators shall initiate the hearings as promptly and expeditiously as possible after their selections (and the Parties shall cooperate to this end) and shall conclude the hearings within thirty (30) days of their commencement unless the arbitrators expressly find that additional time is necessary for completion of the hearings for reasons in the best interest of the Parties.

         The award of the arbitrators shall be made no later than thirty (30) days from the date of the closing of the hearings. Arbitration under this Agreement shall be governed by the provisions of the Federal Arbitration Act and, if applicable, the laws of the State of Utah relating to arbitration, as the same are in effect at the time that such arbitration is initiated.


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







                                  ARTICLE XIII
                            TITLE, DOCUMENTS AND DATA

         13.1. Materials and Equipment. Title to all materials, equipment, supplies, consumables, spare parts and other items purchased or obtained by Operator for which Company is obligated to pay Operator pursuant to Section 5.9 shall pass immediately to and vest in Company upon the passage of title from the vendor or supplier thereof; provided, however, that such transfer of title shall in no way affect Operator's obligations as set forth in the other provisions of this Agreement.

         13.2. Documents. All materials and documents prepared or developed by Operator or its employees, representatives or contractors in connection with the Utah Project or the performance of the Services, including all manuals, data, designs, drawings, plans, specifications, reports, and accounts, will automatically become the property of Company when prepared. All these materials and documents, together with any materials and documents furnished to Operator or to its contractors by Company, shall be delivered to Company upon expiration or termination of this Agreement and before final payment is made to Operator; provided that Operator may retain copies of all such materials and documents.



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






                                   ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

         14.1. Assignment. Neither party may assign its interest in this Agreement without the prior written consent of the other party; provided, however, Operator may assign its interest in this Agreement to an entity which is at least eighty percent (80%) owned, directly or indirectly, by Operator; provided that no such assignment shall release Operator from its obligations hereunder.

         14.2. Access. Company and its representatives shall have access to the Utah Project, at all reasonable times and with reasonable notice, and any documents, materials, records and accounts relating to the Utah Project operations for purposes of inspection and review. During any such inspection or review of the Utah Project, Company and its representatives shall comply with all of Operator's safety and security procedures, and Company and its representatives shall conduct such inspections and reviews in such a manner as to cause minimum interference with Operator's activities. Operator shall cooperate with Company in allowing other visitors access to the Utah Project under conditions mutually agreeable to the parties.

         14.3. Notices and Other Communications. All notices and other communications required or authorized by this Agreement shall be given to the parties hereto at the addresses, and in accordance with the procedures set for, in Section 12.3 of the Purchase Agreement.

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







         14.4. Rights, Duties And Obligations Complete. The Parties agree that the rights, duties, and obligations expressed in this Agreement (including its attachments) are complete, comprehensive and exclusive with respect to the obligations of the Parties under this Agreement.

         14.5. Integration; Amendment. This Agreement, together with the other Transaction Documents, constitutes the entire agreement of the parties relating to the subject matter hereof. There are no promises, terms, conditions, obligations, or warranties other than those contained herein and/or in the
Transaction Documents. The Transaction Documents supersede all prior communications, representations, or agreements, verbal or written, among the parties relating to the subject matter hereof. This Agreement may not be amended except in writing signed by the parties hereto.

         14.6. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         14.7. Governing Law. This Agreement shall in all respects be governed and construed in accordance with the laws of the State of Utah, including all matters of construction, validity and performance.

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







         14.8. Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of these counterparts, provided that the counterpart produced bears the signature of the party sought to be bound.

         14.9. No Third Party Beneficiary Rights. Nothing in this Agreement shall be deemed to grant any third party beneficiary or similar rights to any person or entity not a signatory to or contemplated by this Agreement.

         14.10.   Representations and Warranties.

                  (a) Operator represents that it is a corporation organized and validly existing in good standing under the laws of Delaware with full power and authority to enter into this Agreement.

                  (b) Operator represents that the person executing and delivering this Agreement on Operator's behalf is acting pursuant to proper authorization and that this Agreement is the valid and binding obligation of Operator and is enforceable in accordance with its terms.


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






                  (c) Company represents that it is a limited partnership organized and validly existing in good standing under the laws of Delaware with full power and authority to enter into this Agreement.

                  (d) Company represents that the person executing and delivering this Agreement on Company's behalf is acting pursuant to proper authorization and that this Agreement is the valid and binding obligation of Company and is enforceable in accordance with its terms.

         Executed by the duly authorized representative of the Parties on the date and year first above written.

                                COVOL TECHNOLOGIES, INC.
                                a Delaware corporation


                                By:/s/ Brent M. Cook
                                Name:    Brent M. Cook
                                Title:      CEO/President



                                COALTECH NO 1 LP, a Delaware limited
                                partnership



                                By: /s/ Alan D. Ayers
                                Name:    Alan D. Ayers
                                Title:      C.O.O. Covol Technologies, Inc.
                                Its:        General Partner

Schedule B
Operation and
Maintenance Agreement



                           OPERATIONS AND MAINTENANCE
                               PROCEDURES MANUALS


                      To be delivered separately to Company